INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-33863 of Merrill Lynch Life Insurance Company on Form S-3 of our report dated February 24, 1997, incorporated by reference in the Prospectuses, which are a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectuses.

/s/ Deloitte & Touche LLP

New York, New York
October 31, 1997